 SECURITIES AND EXCHANGE COMMISSION WASHINGTON, D.C. 20549 --------------------------------------- FORM 8-K CURRENT REPORT Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 Date of Report (Date of earliest event reported): September 11, 2001 (August 31, 2001) ------------------------------------------------------------------------------------------------------------------------------------------------ INNOVATIVE CLINICAL SOLUTIONS, LTD. ------------------------------------------------------------------------------------------------------------------------------------------------ (Exact name of registrant as specified in its charter) Delaware ----------------------------------------------------------------------------------------------------------------------------------------------- (State or other jurisdiction of incorporation) 0-27568 65-0617076 ------------------------------------------------------------------------------------------------------------------------------------------------ (Commission File Number) (IRS Employer Identification Number) 10 Dorrance Street, Suite 400, Providence, RI 02903 ------------------------------------------------------------------------------------------------------------------------------------------------ (Address of principal executive offices) (401) 831-6755 ------------------------------------------------------------------------------------------------------------------------------------------------ (Registrant's telephone number, including area code) N/A ------------------------------------------------------------------------------------------------------------------------------------------------ (Former name or former address, if changed since last report) Item 5: Other Events. ------ ------------ Resignation of Adrian Otte -------------------------- The Registrant announced that its Chief Operating Officer - Clinical Studies, Dr. Adrian Otte, has tendered his resignation and the Registrant has accepted his resignation. Dr. Otte resigned to pursue an opportunity as a senior manager for major pharmaceutical company. Dr. Otte's resignation will be effective September 14, 2001. Gary S. Gillheeney, the Registrant's Chief Financial Officer will serve as interim Chief Operating Officer - Clinical Studies until a suitable replacement for Dr. Otte can be retained. Sale of Oncology ---------------- On August 31, 2001, the Registrant sold certain of its assets, specifically its oncology clinical studies (OCS) network of 23 sites across the country. The Registrant received $2.5 million in cash for the OCS network and plans to use that cash to focus on its core competencies. Item 7. Financial Statements and Exhibits. (a) Financial statements of business acquired. Not Applicable (b) Pro forma financial information Not Applicable (c) Exhibits None. SIGNATURES Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized. INNOVATIVE CLINICAL SOLUTIONS, LTD By: /s/ Michael T. Heffernan ----------------------------------- Michael T. Heffernan Chief Executive Officer Date: August 11, 2001